Exhibit 23.2

TOTAL ASIA ASSOCIATES PLT (AF002128 & LLP0016837-LCA) A Firm registered with US PCAOB and Malaysian MIA Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak 50400, Kuala Lumpur Tel: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Agape ATP Corporation

1705 - 1708, Level 17,

Tower 2, Faber Towers,

Jalan Desa Bahagia, Taman Desa,

58100 Kuala Lumpur, Malaysia

We consent to the inclusion in this Registration Statement of Agape ATP Corporation on Form S-1 of our report dated September 10, 2019 with respect to our audit of Agape ATP Corporation and Subsidiaries as of June 30, 2019, and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders’ equity for the twelve months ended June 30, 2019, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Total Asia Associates PLT
TOTAL ASIA ASSOCIATES PLT
KUALA LUMPUR, MALAYSIA
July 20, 2020